Exhibit 99.4

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
              Specialty Chemical's average sales per shipping day)

                Average Net Sales per Shipping Day ($, Millions)


            2001         2002        2003        2004        2005      2006
           ------       ------      ------      ------      ------    ------

January    3.835        3.790       4.094       4.551       6.781     6.812
February   4.206        4.554       4.885       4.757       7.125
March      4.148        4.411       4.846       5.182       7.077
April      4.399        4.557       5.073       5.830       7.611
May        4.121        4.566       4.967       5.801       7.743
June       4.898        4.945       5.170       5.800       7.349
July       4.498        4.349       4.729       5.816       7.091
August     4.152        4.588       4.411       5.711       6.812
September  4.800        4.888       5.660       5.778       7.008
October    4.323        4.595       5.040       6.371       7.464
November   4.570        5.056       5.714       6.798       7.669
December   4.339        4.531       4.940       6.181       6.920


                         Durable Manufacturing Index (%)


            2001         2002        2003        2004        2005      2006
           ------       ------      ------      ------      ------    ------

January     99.7         93.8        97.1       102.2       110.5     119.2
February    99.0         94.2        96.3       103.9       111.6
March       99.4         94.6        95.5       104.0       111.1
April       98.6         95.3        94.5       104.8       110.8
May         97.6         95.8        95.0       105.6       111.6
June        96.6         96.8        96.2       105.5       112.5
July        96.4         96.6        97.2       106.9       112.7
August      95.2         97.3        97.1       107.6       114.2
September   94.2         97.2        99.2       107.2       114.3
October     92.9         96.7        99.6       108.9       117.5
November    92.9         97.3       101.3       109.1       117.9
December    93.2         96.3       101.6       110.0       118.4